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                                                                EXHIBIT NO. 10.3


  CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 24th day of August, 2001 (the "Execution Date"), by and between Atrix Laboratories, Inc., a Delaware corporation having offices at 2579 Midpoint Drive, Fort Collins, CO 80525-4417 (hereinafter, the "Investor"), and CollaGenex Pharmaceuticals, Inc., a Delaware corporation having offices at 41 University Drive, Newtown, PA 18940 (hereinafter, "CGPI").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Purchase and Sale of Stock.

         1.1. Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (defined below) Investor will purchase and the CGPI will sell and issue to Investor 330,556 shares of CGPI Common Stock (the "Shares") for the purchase price per share equal to $9.0756, which is [**] of the average closing prices reported on the Nasdaq National Market System for the [**] consecutive trading days prior to, but not including, the Execution Date, for an aggregate purchase price of $2,999,994.03 (the "Purchase Price").

         1.2. Closing. The purchase and sale of the Shares shall take place at the offices of the Investor, 2579 Midpoint Drive, Fort Collins, Colorado 80525, on the "Effective Date", as such term is defined in the License Agreement of even date herewith between the parties hereto (the "License Agreement"), or at such other times and places as CGPI and Investor mutually agree upon in writing (which times and places are designated as the "Closing"). At the Closing, CGPI shall deliver to its transfer agent, American Stock Transfer & Trust Company, a letter, in the form of Exhibit A, which letter directs American Stock Transfer & Trust Company to deliver promptly to Investor a certificate representing the Shares.

         1.3. Purchase Price. At the Closing, the Purchase Price shall be paid by Investor to CGPI in immediately available funds by wire transfer to a bank account designated by CGPI two (2) business days prior to the Closing Date or, if not so designated, then by certified or official bank check payable in immediately available funds to the order of CGPI in such amount.

         1.4.     Definition.

                           (a) The following terms, as used herein, have the following meanings:

                                    "Affiliate" shall have the meaning defined
                                    in Rule 501 of Regulation D as promulgated
                                    under the 1933 Act.
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                                    "Closing Date" means the date of the
                                    Closing.

                                    "Common Stock" means the Common Stock, par value $.01 per share of CGPI.

                                    "GAAP" means generally accepted accounting principles in the United States.

                                    "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations of CGPI and its subsidiaries taken as a whole.

                                    "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                    "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                    "Person" shall mean an individual,
                                    corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, and any other form of entity not specifically listed herein.

                                    "SEC" shall mean the U.S. Securities and Exchange Commission.

2. Representations and Warranties of CGPI. CGPI hereby represents and warrants to Investor that:

         2.1. Organization, Good Standing and Qualification. CGPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. CGPI is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         2.2.     Capitalization. The authorized capital of CGPI consists of:

                  (a) Preferred Stock. 5,000,000 shares of preferred stock, $.01 par value, of which (i) 200,000 shares have been designated Series D Convertible Preferred Stock, of which 200,000 are issued and outstanding; and (ii) 4,800,000 shares are undesignated, none of which are issued and outstanding.

                  (b) Common Stock. 25,000,000 shares of Common Stock, of which 10,669,017 shares were issued and outstanding on August 15, 2001.

         2.3. Authorization. All corporate action on the part of CGPI, its officers, directors and stockholders necessary for (i) its authorization, execution and delivery of this

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                  Agreement, (ii) the performance of all obligations of CGPI hereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Common Stock being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken. This Agreement, assuming due authorization, execution and delivery by Investor, constitutes the valid and legally binding obligation of CGPI, enforceable against CGPI in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         2.4. Valid Issuance of Common Stock. The Shares, when issued against payment thereof in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement and except for requisite Federal securities and state blue sky filings, will be issued in compliance with all applicable federal and state securities laws.

         2.5.     SEC Filings. CGPI has registered its Common Stock pursuant to
                  Section 12 of the 1934 Act, and the Common Stock is quoted on the Nasdaq National Market. CGPI has filed all 1934 Act reports for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares. CGPI's filings with the SEC complied as of their respective filing dates, or in the case of registration statements, their respective effective dates, as to form in all material respects with all applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder. None of such filings, including, without limitation, any exhibits, financial statements or schedules included therein, at the time filed, or in the case of registration statements, at their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of CGPI included in CGPI's Annual Report on Form 10-K for the year ended December 31, 2000 comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of CGPI, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and
                  (iii) present fairly the financial position of CGPI as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in CGPI's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001 comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of CGPI, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the 1934 Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto, and except that they do not contain footnotes and other

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                  presentation items that may be required by GAAP) and (iii)
                  present fairly the financial position of CGPI as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto.

         2.6. Litigation. Except as disclosed in CGPI's filings with the SEC, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of CGPI, threatened, against or affecting CGPI, or any of its properties, which could reasonably be expected, individually or in the aggregate, (i) to have a Material Adverse Effect or (ii) to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

         2.7. No Default. Except as disclosed in CGPI's filings with the SEC, CGPI is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it or its property may be bound and which is filed as an exhibit to CGPI's 1934 Act reports, except for defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         2.8. Subsequent Events; Undisclosed Liabilities. Since June 30, 2001, CGPI has not incurred any liability or obligation, contingent or otherwise, that taken as a whole, is material in the aggregate to CGPI, except (i) in the ordinary course of business consistent with past practices, or (ii) as reflected in or reserved against in the balance sheet of CGPI as of June 30, 2001. Since June 30, 2001, CGPI has conducted its business in the ordinary course of business consistent with past practices, and there has not been any Material Adverse Effect and there is no condition existing that could reasonably be expected to result in a Material Adverse Effect on the business of CGPI.

         2.9. Consents and Approvals. No material consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority or any third party, including any approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required on the part of CGPI in connection with CGPI's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by CGPI, other than the filings that have been made prior to the Closing, except that any notices of sale required to be filed by CGPI with the SEC under Regulation D of the 1933 Act and filings required by the rules of the Nasdaq National Market, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

         2.10. Compliance with Laws and Court Orders. CGPI is not in violation of any applicable law, rule, regulation, judgment, injunction, order or decree except for

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                  violations that have not had and would not reasonably be
                  expected to have, individually or in the aggregate, a Material Adverse Effect.

         2.11. No Conflict. Except for rights to anti-dilution protection for holders of CGPI's Series D Preferred Stock, the execution and delivery of this Agreement and CGPI's performance of its obligations under this Agreement will not (i) violate any applicable law, ordinance, rule or regulation of any governmental authority or (ii) conflict with or result in a breach of the terms and conditions of, or constitute any default under, CGPI's Certificate of Incorporation or By-laws, or any contract, agreement or instrument to which CGPI or any subsidiary is a party or by which CGPI or any Subsidiary or any of their respective property if bound, except, in each case, for violations, conflicts or breaches which individually or in the aggregate would not have a Material Adverse Effect.

         2.12. Insurance. CGPI has in full force and effect fire and casualty, general liability and product liability insurance policies, with extended coverage, in amounts customary for companies similarly situated to CGPI.

3. Representations and Warranties of Investor. Investor hereby represents and warrants to CGPI that:

         3.1. Organization and Existence. Investor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

         3.2. Corporate Authorization. Investor has full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance by Investor of this Agreement have been duly authorized by all requisite corporate action. This Agreement, assuming due authorization, execution and delivery by CGPI, constitutes the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.3. Purchase Entirely for Own Account. Investor is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein, and has the capacity to protect its own interests. Investor has not been formed solely for the purpose of entering into the transactions described herein. The Shares to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell,

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                  transfer or grant participation to such person or to any third person, with respect to any of the Shares.

         3.4. Restricted Securities. Investor understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from CGPI in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only under certain limited circumstances. Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  Investor agrees that it shall not sell or otherwise transfer any of the Shares without registration under the 1933 Act, or pursuant to Rule 144 under the 1933 Act, or pursuant to an opinion of counsel reasonably satisfactory to CGPI that an exemption from registration is available, and fully understands and agrees that it must bear the total economic risk of its purchase for an indefinite period of time because of the restricted nature of the Shares. Investor understands that CGPI is under no obligation to register the Shares on its behalf. Investor understands the lack of liquidity and restrictions on transfer of the Shares and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

         3.5. Legends. Investor acknowledges that the certificates evidencing the Shares shall bear the following or substantially similar legend and such other legends as may be required by state or other applicable securities laws:

                           "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES ACT OF ANY STATE. THE SHARES MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT AND/OR THE SECURITIES ACT OF ANY STATE OR IN THE ABSENCE OF AN OPINION OF COUNSEL ACCEPTABLE TO CGPI THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS."

                           "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Protection Rights Agreement, dated as of September 15, 1997 (as such may be amended from time to time, the "Rights Agreement"), between CollaGenex Pharmaceuticals, Inc. (the "Company") and American Stock Transfer & Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights

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                           Agreement, such Rights may be redeemed, may become
                           exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor."

         3.6.     Removal of Legends

                  (a) The first legend endorsed on a certificate pursuant to Section 3.5 shall be removed (i) if the shares of Common Stock represented by such certificate shall have been resold under an effective registration statement under the 1933 Act or otherwise lawfully sold in a public transaction, (ii) if such shares are transferred in compliance with Rule 144 promulgated under the 1933 Act, or (iii) if the holder of such shares shall have provided CGPI with an opinion of counsel, in form and substance acceptable to CGPI and its counsel, stating that a public sale, transfer or assignment of such shares may be made without registration.

                  (b) Any legend endorsed on a certificate as required by state securities laws pursuant to Section 3.5 shall be removed if CGPI receives an order of the appropriate state authority authorizing such removal or if the holder of such shares provides CGPI with an opinion of counsel, in form and substance acceptable to CGPI and its counsel, stating that such state legend may be removed.

         3.7. Accredited Investor. Investor is an "accredited investor" (as defined in Rule 501(a) under the 1933 Act) and has the financial ability to bear the economic risks of its investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in CGPI.

         3.8. Consents and Approvals. Except for Schedule 13D or 13G under the Securities Exchange Act of 1934, no material consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority or any third party, including any approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required on the part of the Investor in connection with the Investor's valid execution, delivery or performance of this Agreement.

         3.9. Legal Proceedings, Etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigations pending, or to the Investor's knowledge threatened against the Investor which could reasonably be expected to

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                  result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

         3.10. Availability of Funds. Investor has or will have available at Closing, sufficient funds to pay the Purchase Price for the Shares.

4. Covenant relating to Rule 144. CGPI will file reports in compliance with the 1934 Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish the Investor with such other information as the Investor may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing Investor to sell the Shares without registration, and will, at its own expense, upon the request of the Investor, deliver to the Investor a certificate, signed by CGPI's principal financial officer, stating (a) CGPI's name, address and telephone number (including area code), (b) CGPI's Internal Revenue Service identification number, (c) CGPI's Commission file number, (d) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by CGPI, and (e) whether CGPI has filed the reports required to be filed under the 1934 Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time CGPI is not required to file reports in compliance with either
         Section 13 or Section 15(d) of the 1934 Act, CGPI at its expense will, upon the written request of the Investor, make available adequate current public information with respect to CGPI within the meaning of paragraph (c)(2) of Rule 144. The covenants set forth in this Section 4 shall survive the Closing.

5.       Piggyback Registration Rights.

         5.1. Registration Rights. If (but without any obligation to do so) CGPI proposes to register any of its stock or other securities under the 1933 Act in connection with an underwritten public offering of such securities (other than a registration relating solely to the sale of securities to participants in a CGPI stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the 1933 Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or Common Stock issued or to be issued pursuant to an equity line financing), CGPI shall, at such time, promptly give Atrix written notice of such registration. Upon the written request of Atrix given within twenty (20) days after mailing of such notice by CGPI, CGPI shall, subject to the provisions of Section 5.2 and
                  Section 5.6 hereof, use commercially reasonable efforts to cause to be registered under the 1933 Act all of the Shares that Atrix has requested to be registered.

         5.2. Right to Terminate Registration. CGPI shall have the right to terminate or withdraw any registration initiated by it under
                  Section 5.1 prior to the

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                  effectiveness of such registration whether or not Atrix has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by CGPI.

         5.3. Atrix to Provide Information. It shall be a condition precedent to the obligations of CGPI to take any action pursuant to this Section 5 with respect to the registration of the Shares that Atrix furnish to CGPI such information regarding itself, the Shares, and the intended method of distribution of such Shares as shall be reasonably required to effect the registration of such Shares.

         5.4. Payment of Expenses. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this
                  Section 5, including, without limitation, all registration, filing and qualification fees (including "blue sky" fees), printers' and accounting fees, fees and disbursements of counsel for CGPI shall be borne by CGPI.

         5.5. Additional Agreements. In the event of an underwritten public offering, the right of the Investor to registration pursuant to this Section 5 is conditioned upon such Investor's participation in such underwriting, the inclusion of such securities in the underwriting to the extent provided herein and Investor entering into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company (together with the Company and the other holders distributing their securities through such underwriting), and such other documents, agreements and certificates as shall be deemed necessary by the underwriter in connection with such public offering.

         5.6. Registration Priority. Notwithstanding any other provision of this Section 5, if the underwriter advises the Company in writing that in its good faith judgment the number of shares requested to be registered exceeds the number of shares which can be sold in such offering: (a) the number of shares so requested to be included in the offering will be reduced to that number of shares which in the good faith judgment of the underwriter can be sold in such offering and (b) such reduced number of shares will be allocated first to the securities CGPI proposes to sell; second to those CGPI stockholders having registration rights pursuant to the terms of that certain Registration Rights Agreement dated September 29, 1995 and that certain Stockholders and Registration Rights Agreement dated March 19, 1999 in accordance with the terms of each such agreement; third, to those CGPI stockholders having registration rights pursuant to the terms of those certain Registration Rights Agreements dated March 12, 2001 in accordance with the terms of each such agreement; and fourth, to Atrix, with respect to the Shares.

         5.7. Termination of Registration Rights. Atrix shall not be entitled to exercise any right provided for in this Section 5 at such time as all of the Shares can be sold pursuant to Rule 144(k) of the 1933 Act.


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6.       Conditions to Closing.

         6.1. Conditions of Investor to Closing; Deliveries to Investor. The obligations of Investor to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                  (a) A certificate from a duly authorized officer of CGPI certifying that the representations and warranties of CGPI set forth in this Agreement shall be true and correct as of the Closing Date as if made on and as of the Closing Date.

                  (b) The Effective Date of the License Agreement shall have occurred.

                  (c) Investor shall have received the following documents or deliveries at or before the Closing, each of which shall be in full force and effect:

                           (i) evidence of the delivery of the letter to CGPI's
                  transfer agent pursuant to Section 1.2 above; and

                           (ii) a certificate signed by the chief executive
                  officer and the corporate secretary of CGPI certifying (x) to resolutions duly and validly adopted by the Board of Directors of CGPI evidencing its authorization of the execution and delivery of this Agreement and the issuance of the Shares to Investor, and the consummation of the transactions contemplated hereby and that such resolutions have not been amended and remain in full force and effect, and (y) to the names and signatures of the persons authorized on behalf of CGPI to execute and deliver this Agreement.

         6.2. Conditions of CGPI to Closing; Deliveries to CGPI. The obligations of CGPI to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                  (a) A certificate from a duly authorized officer of Investor certifying that the representations and warranties of Investor set forth in this Agreement shall be true and correct as of the Closing Date as if made on and as of the Closing Date.

                  (b) The Effective Date of the License Agreement shall have occurred.

                  (c) CGPI shall have received the following documents or deliveries at or before the Closing, each of which shall be in full force and effect:

                           (i) a certificate signed by the chief executive
                  officer and the corporate secretary of Investor certifying (x) to resolutions duly and validly adopted by the Board of Directors of Investor evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions have not been amended and remain

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                  in full force and effect, and (y) to the names and signatures of the persons authorized on behalf of Investor to execute and deliver this Agreement; and

                           (ii) the consideration payable by Investor at Closing
                  as provided in Section 1.3 in immediately available funds.

7.       Termination.

         7.1.     Termination. This Agreement may be terminated prior to the
                  Closing:

                  (a)      By mutual written consent of CGPI and Investor.

                  (b) In the event that the Effective Date under the License Agreement shall not have occurred on or prior to August 24, 2001.

         7.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however that the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement.

8.       Miscellaneous.

         8.1. Successors and Assigns. This Agreement may not be assigned without the prior written consent of the non-assigning party; provided, however, that without prior written approval, Investor may assign any and all of its rights and interest under this Agreement to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations under this Agreement; provided such Affiliate expressly acknowledges and confirms the representations, warranties and information set forth in Sections 3.4, 3.5 and
                  3.7 of this Agreement. Any purported assignment in violation of this provision shall be null and void. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.2. Third Party Purchaser. A third-party purchaser of the Shares from Investor will not be subject to any of the terms of this Agreement other than those imposed by the federal and state securities laws.

         8.3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (irrespective of its choice of law principles).

         8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.6. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram, telecopier or recognized overnight delivery service to the parties at the following addresses or at such other addresses as specified by the parties by like notice:

                           If to Investor:
                           Atrix Laboratories, Inc.
                           2579 Midpoint Drive
                           Fort Collins, Colorado 80525
                           Attn:  Dr. Charles P. Cox, Senior Vice President of
                                  Corporate Development
                           Fax:   (970) 482-9765
                           Phone: (970) 482-5868

                           With a copy to:

                           Morrison & Foerster LLP
                           370 17th Street, Suite 5200
                           Denver, Colorado 80202
                           Attn:  Warren L. Troupe, Esq.
                           Fax:   (303) 592-1510
                           Phone: (303) 592-1500

                           If to CGPI:

                           CollaGenex Pharmaceuticals, Inc.
                           41 University Drive
                           Newtown, PA 18940
                           Attn:  Brian M. Gallagher, Ph.D.
                           Chairman, President and Chief Executive Officer
                           Telephone:  (215) 579-7388
                           Facsimile:  (215) 579-8577

                           With a copy to:

                           William J. Thomas, Esq.
                           Hale and Dorr LLP
                           650 College Road East
                           Princeton, New Jersey 08540

                  Notice so given shall be deemed given and received (i) if by mail on the fourth calendar day after posting; (ii) by cable, telegram, telecopier, telex of personal delivery on the date of actual transmission or (as the case may be) personal or other delivery or one business day after transmission (if transmitted and received on a non-business day); and (iii) if by overnight courier, on the next business day following the day such notice is delivered to the courier service.

         8.7. Finders Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and hold harmless CGPI from any liability for any commission or compensation in the nature of a finders' fee (and costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. CGPI agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which CGPI or any of its officers, employees or representatives is responsible.

         8.8. Expenses. CGPI and the Investor shall pay their own respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         8.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of CGPI and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding on the Investor and CGPI.

         8.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ATRIX LABORATORIES, INC.                 COLLAGENEX PHARMACEUTICALS, INC.
a Delaware corporation                   a Delaware corporation


                                         By: /s/ Brian M. Gallagher
By: /s/ David R. Bethune                    ----------------------------
   -------------------------------           Brian M. Gallagher, Ph.D.
    David R. Bethune, Chairman and           Chairman, President and
    Chief Executive Officer                  Chief Executive Officer

                                    EXHIBIT A

                 LETTERHEAD OF COLLAGENEX PHARMACEUTICALS, INC.



                                 August 24, 2001


American Stock Transfer & Trust Company
Transfer Agent and Registrar
40 Wall Street
New York, New York 10005
Attention:  Craig Leibell

         Re: CollaGenex Pharmaceuticals, Inc. - Share Issuance Instructions

Ladies and Gentlemen:

         CollaGenex Pharmaceuticals, Inc., a Delaware corporation ("CGPI"), proposes to issue three hundred thirty thousand five hundred fifty-six (330,556) shares of its common stock, par value $.01 per share (the "Common Stock") pursuant to a Stock Purchase Agreement between CGPI and Atrix Laboratories, Inc.

         1. You are hereby irrevocably authorized and directed, as CGPI's Transfer Agent and Registrar, to register and countersign, as an original issue, one certificate representing an aggregate of 330,556 shares of the Common Stock in the name of Atrix Laboratories, Inc.

         2. You are further directed to deliver the above referenced share certificate to the following address, by registered mail:

                      Atrix Laboratories, Inc.
                      2579 Midpoint Drive
                      Fort Collins, CO 80525-4417
                      Attn:  Brian G. Richmond
                      Chief Financial Officer

         3. The above-referenced certificate shall bear the legends substantially similar to the following:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES ACT OF ANY STATE. THE SHARES MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT AND/OR THE SECURITIES ACT OF ANY STATE OR IN THE ABSENCE OF AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS."

         "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Protection Rights Agreement, dated as of September 15, 1997 (as such may be amended from time to time, the "Rights Agreement"), between CollaGenex Pharmaceuticals, Inc. (the "Company") and American Stock Transfer & Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor."

         Please acknowledge receipt of these instructions below.

                              Very truly yours,



                              By:    /s/ Brian M. Gallagher
                                  -------------------------------------------
                              Name:  Brian M. Gallagher, Ph.D.
                              Title: Chairman, President and Chief Executive
                                     Officer



American Stock Transfer & Trust Company
as Transfer Agent and Registrar



By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------



                                      A-2